Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference of our firm under the caption “Experts” and to the use of our report dated May 13, 2005, in Amendment 2 to the Registration Statement (Form S-1, Registration No. 333-126626) and the related Prospectus of Genomic Health, Inc. for the registration of shares of its common stock.
Palo Alto, California
September 8, 2005
The foregoing consent is in the form that will be signed upon the consummation of the reverse stock split described in Note 7 to the consolidated financial statements.
/s/ Ernst & Young LLP
Palo Alto, California
September 8, 2005